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                                                                   EXHIBIT 23.01
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Annual Report of Family Steak Houses of Florida, Inc. on Form 10-K of our report dated February 18, 2000, appearing in the 1999 Annual Report to Shareholders of Family Steak Houses of Florida, Inc.

We additionally consent to the incorporation by reference in Registration Statement No. 33-11684 pertaining to the 1986 Employee Incentive Stock Option Plan of Family Steak Houses of Florida, Inc. on Form S-8 of our report dated February 18, 2000 appearing in and incorporated by reference in this Annual Report on Form 10-K of Family Steak Houses of Florida, Inc. for the year ended December 29, 1999.

We further consent to the incorporation by reference in Registration Statement No. 33-12556 pertaining to the 1986 Stock Option Plan for Non-Employee Directors of Family Steak Houses of Florida, Inc. on Form S-8 of our report dated February 18, 2000 appearing in and incorporated by reference in this Annual Report on Form 10-K of Family Steak Houses of Florida, Inc. for the year ended December 29, 1999.

We further consent to the incorporation by reference in Registration Statement No. 33-62101 pertaining to the 1995 Long Term Incentive Plan of Family Steak Houses of Florida, Inc. on Form S-8 of our report dated February 18, 2000 appearing in and incorporated by reference in this Annual Report on Form 10-K of Family Steak Houses of Florida, Inc. for the year ended December 29, 1999.


Deloitte & Touche LLP
Certified Public Accountants


Jacksonville, Florida

March 15, 2000